                                                                 Exhibit 11


            STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

                         HISTORICAL EARNINGS PER SHARE



                                                                                            For the nine months ended
                                                For the year ended November 30,                    August 31,
                                           ------------------------------------------      ----------------------------
                                               1994           1995           1996             1996             1997
                                           -----------    -----------    ------------      ----------------------------
Net income (loss) available to common
  shareholders:
  Net income (loss)                        $  (128,993)   $  (195,195)   $  2,816,104      $   930,670   $    1,747,247
  Preferred stock dividends                     (8,750)        (4,375)             --               --               --
                                           -----------    -----------    ------------      -----------   --------------
Net income (loss) available to common
  shareholders                             $  (137,743)   $  (199,570)   $  2,816,104      $   930,670   $    1,747,247
                                           ===========    ===========    ============      ===========   ==============

Common stock and common stock
  equivalents:
  Weighted average shares outstanding          623,092        630,938         655,773          655,773        2,753,939
  Convertible Securities:
    Series B Preferred Stock                   663,761        663,761         663,761          663,761          445,738
    Series F Preferred Stock                   135,025        135,025         135,025          135,025           90,674
    Series G Preferred Stock                   673,638        673,638         673,638          673,638          452,370
  Options (calculated on Treasury
    Method) 1987 Plan                           24,561         11,790          21,374           21,374           16,956
  Options and warrants issued within
    one year of the offering (calculated
      on Treasury Method):
    Vested options repriced or granted         207,020        207,020         207,020          207,020          296,162
    Warrants repriced                           65,782         65,782          65,782           65,782           80,391
                                           -----------    -----------    ------------      -----------   --------------
                                               272,802        272,802         272,802          272,802          376,553
                                           -----------    -----------    ------------      -----------   --------------
      Total common stock and common
        stock equivalents                    2,392,879      2,387,954       2,422,373        2,422,373        4,136,230
                                           ===========    ===========    ============      ===========   ==============

Net income per common share                $     (0.06)   $     (0.08)   $       1.16      $      0.38   $         0.42
                                           ===========    ===========    ============      ===========   ==============

                                                                      EXHIBIT 11

PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION
(Presented on the face of the historical Statement of Operations)

                                                                               For the year       For the nine
                                                                                  ended           months ended
                                                                            November 30, 1996   August 31, 1997
                                                                            -----------------   ---------------
Pro forma net income:

    Net income                                                              $       2,816,104   $     1,747,427

    Add back interest (tax affected at 40%) on debt included in Recapitalization:

          $2,000,000 subordinated note (7.74%) converted to stock
           in Recapitalization                                                         92,879            46,440


          $2,867,546 portion of subordinated note (12.0%)
           converted  to stock in Recapitalization
                                                                                      206,464           103,232
                                                                             ----------------   ---------------

                   Pro forma net income                                      $      3,115,447   $     1,897,099
                                                                             ================   ===============
Common stock and common stock equivalents:

     Historical weighted average shares outstanding                                 2,422,373         4,136,230

     Less common stock equivalents included in historical earnings per share:

         Series B Preferred Stock                                                    (663,761)         (445,738)

         Series F Preferred Stock                                                    (135,025)          (90,674)

         Series G Preferred Stock                                                    (673,638)         (452,370)

     Add effect of Recapitalization:

         Series A Preferred Stock                                                      86,003            57,754

         Series B Preferred Stock                                                     663,761           445,738

         Series F & G Preferred Stock                                                 763,748           512,882

         Shares for $2,867,546 of subordinated debt                                   616,544           414,030

         Shares for $2,000,000 of subordinated debt                                   430,015           288,769
                                                                            -----------------   ---------------

                   Total pro forma common stock and common  stock
                    equivalents                                                     3,510,020         4,866,621
                                                                             ================   ===============



Pro forma net income per common share                                        $           0.89   $          0.39
                                                                             ================   ===============


PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION AND THE OFFERING
(Presented on the face of the Pro Forma Statement of Operations)

                                                    November 30,     August 31,
                                                        1996            1997
                                                    ------------     ----------
Pro forma net income............................... $  3,798,601    $ 3,007,733
                                                    ============    ===========

Common Stock and Common Stock Equivalents:

  Outstanding shares of the Company................      655,773      6,842,729

    Shares used to convert subordinated debt:
    Shares for $2,867,546 of subordinated debt.....      616,544             --
    Shares for $2,000,000 of subordinated debt.....      430,015             --
    Shares used to convert preferred stock:
      Series A Preferred Stock.....................       86,003             --
      Series B Preferred Stock.....................      663,761             --
      Series F Preferred Stock.....................      763,748             --
                                                    ------------     ----------

                       Total outstanding shares
                         of the Company............    3,215,844      6,842,729
                                                    ------------     ----------

  Shares issued in acquisition of Indy Connection..      721,783        721,783
                                                    ------------     ----------
  Shares issued in acquisition of Manhattan
    Limousine......................................      228,571             --
                                                    ------------     ----------
  Conversion of debt...............................       48,107             --
                                                    ------------     ----------
  Shares from offering:
    Shares to pay off debt in connection with the
      offering.....................................      841,810             --
    Shares used to provide cash for purchase of
      Manhattan Limousine..........................      722,991             --
    Shares used to pay off debt from acquisition
      of Manhattan Limousine.......................      485,407             --
    Shares used to pay off debt assumed in
      Manhattan Limousine acquisition..............      383,789             --
    Shares used to pay off debt and redeem
      preferred stock as part of Recapitalization..      411,260             --
                                                    ------------     ----------
                       Shares used in offering.....    2,845,257             --
                                                    ------------     ----------
Total shares outstanding...........................    7,059,562      7,564,512
                                                    ------------     ----------
Common stock equivalents (calculated on Treasury
  Method):
  Vested Options outstanding.......................      207,020        296,162
  Warrants outstanding.............................       65,782         80,391
                                                    ------------     ----------
                       Common stock equivalents....      272,802        376,553
                                                    ------------     ----------

Total common stock and common stock equivalents....    7,332,364      7,941,065
                                                    ============     ==========

Pro forma earnings per common share................ $       0.52     $     0.38
                                                    ============     ==========

                SUPPLEMENTAL HISTORICAL EARNINGS PER SHARE

                                                                                                    For the nine months ended
                                                                                                            August 31,
                                                       November 30,   November 30,   November 30,   --------------------------
                                                          1994           1995           1996            1996          1997
                                                       ------------   ------------   ------------   ------------  ------------
Net income (loss) available to common
  shareholders:
  Net income (loss)...............................     $    (38,132)  $     98,121   $  3,494,967   $  1,466,604  $  2,553,720
  Preferred stock dividends.......................           (8,750)        (4,375)          (900)          (900)           --
                                                       ------------   ------------   ------------   ------------  ------------
  Net income (loss) available to common
    shareholders..................................     $    (46,882)  $     93,746   $  3,494,067   $  1,465,704  $  2,553,720
                                                       ============   ============   ============   ============  ============
Common Stock and Common Stock Equivalents:
  Weighted average shares outstanding.............        1,323,415      1,332,879      1,359,073      1,357,714     3,475,722

  Convertible Securities

    Series B Preferred Stock......................          663,761        663,761        663,761        663,761       445,738

    Series F Preferred Stock......................          135,025        135,025        135,025        135,025        90,674

    Series G Preferred Stock......................          673,638        673,638        673,638        673,638       452,370

  Options (calculated on Treasury Method) 1987
    Plan..........................................           24,561         11,790         21,374         21,374        16,956

  Options and warrants issued within one year of the offering (calculated on Treasury Method):

    Vested options repriced or granted............          207,020        207,020        207,020        207,020       296,162

    Warrants repriced.............................           65,782         65,782         65,782         65,782        80,391
                                                       ------------   ------------   ------------   ------------  ------------
                                                            272,802        272,802        272,802        272,802       376,553
                                                       ------------   ------------   ------------   ------------  ------------

      Total common stock and common stock
        equivalents...............................        3,093,202      3,089,895      3,125,673      3,124,314     4,858,013
                                                       ============   ============   ============   ============  ============

Earnings (loss) per common share..................            (0.02)          0.03           1.12   $       0.47  $       0.53
                                                       ============   ============   ============   ============  ============

SUPPLEMENTAL PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION
(Presented on the face of the November 30, 1996, and August 31, 1997 Historical Supplemental Statements of Operations)

                                                                                         For the nine
                                                                  November 30,           months ended
                                                                     1996               August 31, 1997
                                                                ----------------        ---------------
Pro forma net income:

  Net income available to common shareholder..............      $      3,494,067        $     2,553,720

  Add back interest (tax affected) on debt included in Recapitalization:

  $2,000,000 subordinated note (7.74%) converted to
    stock in Recapitalization.............................                92,879                 46,440

  $2,867,546 subordinated note (12.0%) converted
    to stock in Recapitalization..........................               206,464                103,232
                                                                ----------------        ---------------

  Pro forma net income....................................      $      3,793,410        $     2,703,392
                                                                ================        ===============

Common Stock and Common Stock Equivalents:

  Historical weighted average shares outstanding..........             3,142,376              4,858,013

  Add back:

  Less common stock equivalents included in historical earnings per share:

    Series B Preferred Stock..............................              (663,761)              (445,738)

    Series F Preferred Stock..............................              (135,025)               (90,674)

    Series G Preferred Stock..............................              (673,638)              (452,370)

  Add effect of Recapitalization:

    Series A Preferred Stock..............................                86,003                 57,754

    Series B Preferred Stock..............................               663,761                445,738

    Series F & G Preferred Stock..........................               763,748                512,882

    Shares for $2,867,546 of subordinated debt............               616,544                414,030

    Shares for $2,000,000 of subordinated debt............               430,015                288,769
                                                                ----------------        ---------------

  Total pro forma common stock and common stock
   equivalents............................................             4,230,023              5,588,404
                                                                ================        ===============
Pro forma earnings per common share.......................      $           0.90        $          0.48
                                                                ================        ===============
